Exhibit  16.1

June 9, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:     SpaceDev, Inc.
        Commission File No. 000-28947

Ladies and Gentlemen:

We have read the statements made by SpaceDev, Inc., which we understand were filed with the Commission, pursuant to Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report dated June 9, 2003. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ Nation Smith Hermes Diamond, P.C.
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Nation Smith Hermes Diamond, P.C.